8 Spring House Innovation Park Suite 200 Lower Gwynedd, PA 19002 t 215-902-9660 nmrk.com

MANAGEMENT’S ASSESSMENT OF COMPLIANCE WITH APPLICABLE
SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB

Management of Berkeley Point Capital LLC d/b/a Newmark Knight Frank (“NKF”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to its role in the servicing of commercial mortgage-backed securities transactions conducted by NKF (the “Platform”) as of and for the year ended December 31, 2020 (the “Reporting Period”). Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

NKF’s management has assessed NKF’s compliance with the applicable servicing criteria during the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission (“SEC”) in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to applicable servicing criteria identified in Appendix C, there were no activities performed for the Reporting Period with respect to the Platform, because there was no occurrence of events that would require NKF to perform such activities.

With respect to servicing criteria 1122(d)(1)(v), 1122(d)(2)(vi) and 1122(d)(2)(vii), management has engaged Midland Loan Services, a division of PNC Bank, National Association (“Midland”) to perform the activities required by these servicing criteria. NKF’s management has determined that Midland is not a “servicer” as defined in Item 1101(j) of Regulation AB, and NKF’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to Midland as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Regulation AB Manual of Publicly Available Telephone Interpretations, 17.06). Management has policies and procedures in place designed to provide reasonable assurance that Midland’s activities comply in all material respects with the servicing criteria applicable to Midland. NKF has not identified and is not aware of any material instances of noncompliance by Midland with the applicable servicing criteria during the Reporting Period, with respect to the Platform taken as a whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by Midland with the applicable servicing criteria during the Reporting Period with respect to the Platform taken as a whole. NKF is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for Midland and the related criteria.

Based on such assessment, management believes that with respect to the Reporting Period, NKF has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the SEC, including servicing criteria 1122(d)(1)(v), 1122(d)(2)(vi) and 1122(d)(2)(vii) for which compliance is determined based on C&DI 200.06 as described above relating to its role in the servicing of the Platform.

Ernst and Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria with respect to the Reporting Period.

By: Berkeley Point Capital LLC, dba Newmark Knight Frank

/s/ Ronald Steffenino	2/22/2021
Ronald Steffenino Senior Managing Director	Date

2/22/2021
Mike Rispoli Chief Financial Officer	Date

whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by Midland with the applicable servicing criteria during the Reporting Period with respect to the Platform taken as a whole. NKF is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for Midland and the related criteria.

Based on such assessment, management believes that with respect to the Reporting Period, NKF has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the SEC, including servicing criteria 1122(d)(1)(v), 1122(d)(2)(vi) and 1122(d)(2)(vii) for which compliance is determined based on C&DI 200.06 as described above relating to its role in the servicing of the Platform.

Ernst and Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria with respect to the Reporting Period.

By: Berkeley Point Capital LLC, dba Newmark Knight Frank

2/22/2021
Ronald Steffenino Senior Managing Director	Date

/s/ Mike Rispoli	2/22/2021
Mike Rispoli Chief Financial Officer	Date

Appendix A to Management’s Assessment

COMM 2014-CCRE 17 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2014-UBS4 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2014-CCRE19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2014-GC24 Commercial Mortgage Pass-Through Certificates Series 2014-GC24

COMM 2014-CCRE20 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Commercial Mortgage Pass-Through Certificates Series 2014-FL2

COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2015-GC28 Commercial Mortgage Pass-Through Certificates Series 2015-GC28

GS Mortgage Securities Trust 2015-GC30 Commercial Mortgage Pass-Through Certificates Series 2015-GC30

Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23

Commercial Mortgage Pass-Through Certificates Series 2015-LC21

COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2015-GC34 Commercial Mortgage Pass-Through Certificates Series 2015-GC34

COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-LC3

CFCRE 2016-C3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C3

CCRESG Commercial Mortgage Trust 2016-HEAT Commercial Mortgage Pass-Through Certificates, Series 2016-HEAT

CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-through Certificates, Series 2016-C4

Citigroup Commercial Mortgage Trust 2016-C1, Commercial Mortgage Pass-through Certificates, Series 2016-C1

SG Commercial Mortgage Securities Trust 2016-C5 Commercial Mortgage Pass-Through Certificates Series 2016-C5

Citigroup Commercial Mortgage Trust 2016-C3, Commercial Mortgage Pass-through Certificates, Series 2016-C3

CFCRE 2016-C6 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6

CFCRE 2016-C7 Commercial Mortgage Pass-Through Certificates

CFCRE 2017-C8 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-C8

UBS Commercial Mortgage Trust 2017-C4 Commercial Mortgage Pass-Through Certificates Series 2017-C4

UBS Commercial Mortgage Trust 2017-C5 Commercial Mortgage Pass-Through Certificates Series 2017-C5

UBS Commercial Mortgage Trust 2017-C6 Commercial Mortgage Pass-Through Certificates Series 2017-C6

Citigroup Commercial Mortgage Trust 2017-C4 Commercial Mortgage Pass-Through Certificates Series 2017-C4

CCUBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1

UBS Commercial Mortgage Trust 2018-C8 Commercial Mortgage Pass-Through Certificates Series 2018-C8

UBS Commercial Mortgage Trust 2018-C9 Commercial Mortgage Pass-Through Certificates, Series 2018-C9

Benchmark 2018-B3 commercial Mortgage Pass-Through Certificates Series 2018-B3

UBS Commercial Mortgage Trust 2018-C10 Commercial Mortgage Pass-through Certificates, Series 2018-C10

UBS Commercial Mortgage Trust 2018-C12 Commercial Mortgage Pass-Through Certificates, Series 2018-C12

Morgan Stanley Capital, I Trust 2018-L1 Commercial Mortgage Pass-Through Certificates, Series 2018-L1

UBS Commercial Mortgage Trust 2018-C14 Commercial Mortgage Pass-Through Certificates Series 2018 C14

Citigroup Commercial Mortgage Trust 2018-C6 Commercial Mortgage Pass-Through Certificates Series 2018-C6

BBCMS Mortgage Trust 2018 C2 Commercial Mortgage Pass-Through Certificates, Series 2018-C2

Morgan Stanley Capital, I Trust 2018 H4 Commercial Mortgage Pass-Through Series 2018 H4

Morgan Stanley Capital, I Trust 2019 L2 Commercial Mortgage Pass-Through Certificates Series 2019-L2

CF 2019 CF1 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-CF1

Appendix B to Management’s Assessment

Regulation AB Item 1122(d) criteria determined to be not applicable:

❖	1122(d)(1)(iii)
❖	1122(d)(2)(ii)
❖	1122(d)(2)(iii)
❖	1122(d)(3)(i)
❖	1122(d)(3)(ii)
❖	1122(d)(3)(iii)
❖	1122(d)(3)(iv)
❖	1122(d)(4)(ii)
❖	1122(d)(4)(vii)
❖	1122(d)(4)(xv)

Appendix C to Management’s Assessment

Regulation AB Item 1122(d) criteria that NKF is under contract to perform the activities required, but for which there were no occurrences of events for the year ended December 31, 2020 that required them to perform such activities:

❖	1122(d)(4)(iii)
❖	1122(d)(4)(vi)
❖	1122(d)(4)(viii)
❖	1122(d)(4)(ix)
❖	1122(d)(4)(xii)
❖	1122(d)(4)(xiv)